Exhibit 99.1

FOR IMMEDIATE RELEASE

Owens-Brockway Glass Container Inc. Announces Early Tender Results of the Cash Tender Offer for
Certain of its Outstanding Senior Notes

PERRYSBURG, Ohio (February 25, 2022) O-I Glass, Inc. (NYSE: OI) (the “Company”), announced today that Owens-Brockway Glass Container Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“OB Glass”), has announced the early tender results of its previously announced tender offer to purchase for cash (the “Tender Offer”) up to $250,000,000 in aggregate purchase price, excluding accrued and unpaid interest (the “Maximum Tender Amount”) of its outstanding 5.875% Senior Notes due 2023 (the “2023 Notes”), 6.625% Senior Notes due 2027 (the “2027 Notes”), 6.375% Senior Notes due 2025 (the “6.375% 2025 Notes”) and 5.375% Senior Notes due 2025 (the “5.375% 2025 Notes” and, together with the 6.375% 2025 Notes, the “2025 Notes”). The 2023 Notes, the 2027 Notes and the 2025 Notes are referred to herein collectively as the “Notes”. The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated February 10, 2022 (the “Offer to Purchase”). As described in the Offer to Purchase, repurchases of the 2023 Notes are subject to a maximum aggregate principal amount of $150,000,000 (the “2023 Note Cap”) and repurchases of the 2027 Notes are subject to a maximum aggregate principal amount of $100,000,000 (the “2027 Note Cap” and, together with the 2023 Note Cap, the “Series Note Caps”). With respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time (as defined herein) and accepted for purchase, OB Glass has elected to have an early settlement date to make payment for such Notes on February 28, 2022. Except as described in this press release, all other terms of the Tender Offer as described in the Offer to Purchase remain unchanged.

The following table sets forth certain information regarding the Notes and participation in the Tender Offer, including the aggregate principal amount of each series of Notes that was validly tendered as of 5:00 p.m., New York City time, on February 24, 2022 (the “Early Tender Time”) according to D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer.

Title of Security	CUSIP No(s)	Acceptance Priority Level	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered	Aggregate Principal Amount to be Accepted for Purchase	Proration Factor(1)
5.875% Senior Notes due 2023	69073TAR4 U68337AK7	1	$700,000,000	$444,751,000	$150,000,000	33.8%
6.625% Senior Notes due 2027	69073TAT0 U68337AM3	2	$700,000,000	$351,087,000	$88,179,000	25.2%
6.375% Senior Notes due 2025 …	69073TAS2 U68337AL5	3	$300,000,000	$176,126,000	$0	N/A
5.375% Senior Notes due 2025	690872AB2 U6S19GAC1	4	$300,000,000	$113,593,000	$0	N/A

(1)	The proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The deadline to withdraw Notes validly tendered in the Tender Offer was 5:00 p.m., New York City time, on February 24, 2022. Accordingly, previously tendered Notes may no longer be withdrawn.

The acceptance of tendered Notes was made in accordance with the Tender Offer terms as described in the Offer to Purchase. As the aggregate principal amount of each of the 2023 Notes and the 2027 Notes validly tendered and not validly withdrawn as of the Early Tender Time exceeds the Maximum Tender Amount and applicable Series Note Cap, the 2023 Notes and the 2027 Notes that were accepted for purchase by OB Glass were prorated so as to accept the maximum principal amount of the 2023 Notes and the 2027 Notes that did not result in the Maximum Tender Amount and applicable Series Note Cap being exceeded. As a result of proration rounding, $150,000,000 in aggregate principal amount of 2023 Notes was accepted for purchase, and $88,179,000 in aggregate principal amount of the 2027 Notes was accepted for purchase. In addition, since the aggregate purchase price of the Notes, excluding accrued and unpaid interest, validly tendered and not validly withdrawn as of the Early Tender Time exceeds the Maximum Tender Amount, OB Glass will not accept for purchase any of the 2025 Notes that were validly tendered and not validly withdrawn or Notes of any series tendered after the Early Tender Time.

OB Glass has engaged Wells Fargo Securities, LLC to serve as the Lead Dealer Manager and BofA Securities, Inc., BNP Paribas Securities Corp., Scotia Capital (USA) Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC to serve as co-dealer managers (together with the Lead Dealer Manager, the “Dealer Managers”) in connection with the Tender Offer, and has appointed D.F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer to Purchase are available by contacting D.F. King & Co., Inc. via telephone by calling (800) 549-6746 (toll-free) or banks and brokers (212) 269-5550 or by e-mail: owens@dfking.com. Questions regarding the terms of the Tender Offer should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or via the email address liabilitymanagement@wellsfargo.com.

A copy of the Offer to Purchase is also available at the following web address: www.dfking.com/owens.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of OB Glass by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 70 plants in 19 countries, O-I achieved net sales of $6.4 billion in 2021.

Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the risk that the Plan of Reorganization for Paddock Enterprises, LLC (“Paddock”) under Chapter 11 of the Bankruptcy Code, dated January 12, 2022 (including any supplements and exhibits thereto, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”) may not be approved by the bankruptcy court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceedings, (3) the terms and conditions of any reorganization plan that may ultimately be approved by the bankruptcy court, (4) delays in the confirmation or consummation of a plan of reorganization, including the Plan, due to factors beyond the Company's and Paddock's control, (5) risks with respect to the receipt of the consents necessary to effect the reorganization, (6) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect the Company and the Company's liquidity or results of operations, (7) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (8) the Company's ability to obtain the benefits it anticipates from the corporate modernization, (9) the Company's ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company's operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock's legacy liabilities, (10) the Company's ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (11) the Company's ability to achieve its strategic plan, (12) the Company's ability to improve its glass melting technology, known as the MAGMA program, (13) foreign currency fluctuations relative to the U.S. dollar, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt on favorable terms, (15) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (16) the Company's ability to generate sufficient future cash flows to ensure the Company's goodwill is not impaired, (17) consumer preferences for alternative forms of packaging, (18) cost and availability of raw materials, labor, energy and transportation, (19) consolidation among competitors and customers, (20) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (21) unanticipated operational disruptions, including higher capital spending, (22) the Company's ability to further develop its sales, marketing and product development capabilities, (23) the failure of the Company's joint venture partners to meet their obligations or commit additional capital to the joint venture, (24) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (25) changes in U.S. trade policies, (26) risks related to recycling and recycled content laws and regulations, (27) risks related to climate-change and air emissions, including related laws or regulations, and (28) the other risk factors discussed in the Company's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this press release.

SOURCE: O-I Glass, Inc.

For further information, please contact:

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com